Exhibit 99.1

MoneyLion Announces Third Quarter 2023 Results

Record Revenue of $110 Million, Up 24% Year-over-Year

Net Income Before Other Expense and Income Taxes of $1 Million Compared to ($24) Million in Q3 2022

Quarterly Net Loss of $4 Million and Record Adjusted EBITDA of $13 Million

Cash Flow After Operating and Investing Activities of $8 Million for Q3 2023

NEW YORK, NY, November 7, 2023 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), a leader in consumer and enterprise financial technology powering the next generation of personalized products, embedded finance and content, today announced financial results for the third quarter ended September 30, 2023. MoneyLion will host a conference call and webcast at 8:30 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“MoneyLion had another record quarter in Q3 2023, demonstrating the strength and resilience of our business model,” said Dee Choubey, MoneyLion’s co-founder and Chief Executive Officer. “We continue to leverage our compounding proprietary data sets through various customer insights, and we continue to innovate our technology by developing and releasing new product features that exist within our consumer-facing Personal Financial Management product set and are also available to our 1,100+ Enterprise Partners.”

Choubey continued, “We are proud of our financial performance in the third quarter, which is supported by our deeper mission and vision to give everyone the power to make their best financial decisions. We are leaning in and driving forward, optimizing our technology and building on the momentum of our mutually reinforcing businesses.”

Financial Results(1)

	Three Months Ended September 30,
(in thousands)	2023	2022	% Change
Financial Metrics
Total revenues, net	$110,258	$88,748	24%
Gross profit	66,709	49,126	36%
Gross profit margin	61%	55%	9%
Net loss before other (expense) income and income taxes	1,101	(24,172)	—
Net loss	(4,110)	(21,017)	—
Adjusted EBITDA	13,352	(14,346)	—
Adjusted EBITDA margin	12%	(16%)	—

(in millions)
Key Operating Metrics
Total Customers	12.1	5.4	124%
Total Products	20.3	11.3	80%
Total Originations	$564	$446	26%

“MoneyLion delivered record revenue of $110 million and Adjusted EBITDA of $13 million in the third quarter. For the full year of 2023, we expect revenue of $420 to $425 million, gross profit margin of 58% to 59% and Adjusted EBITDA of $39 to $45 million,” said Rick Correia, MoneyLion’s Chief Financial Officer.

Total revenues, net increased 24% to $110.3 million for the third quarter of 2023 compared to the third quarter of 2022.

Gross profit increased 36% to $66.7 million for the third quarter of 2023 compared to the third quarter of 2022.

MoneyLion recorded a net income before other expense and income taxes of $1.1 million for the third quarter of 2023 versus a net loss before other income and income taxes of $24.2 million in the third quarter of 2022, and a net loss of $4.1 million for the third quarter of 2023 versus a net loss of $21.0 million in the third quarter of 2022. Adjusted EBITDA was $13.4 million for the third quarter of 2023 versus ($14.3) million in the third quarter of 2022, when adjusted for the following non-operating costs:

	Three Months Ended September 30,
(in thousands)	2023	2022
Net loss	$(4,110)	$(21,017)
Add back:
Interest related to corporate debt	3,191	2,896
Income tax (benefit) expense	400	53
Depreciation and amortization expense	6,106	6,157
Changes in fair value of warrant liability	81	(414)
Change in fair value of contingent consideration from mergers and acquisitions	-	(10,214)
Stock-based compensation expense	5,702	5,127
One-time expenses	1,982	3,068
Adjusted EBITDA	$13,352	$(14,346)

Customer, Origination and Product Growth

Total Customers grew 124% year-over-year to 12.1 million for the third quarter of 2023. Total Products grew 80% year-over-year to 20.3 million for the third quarter of 2023. Total Originations grew 26% year-over-year to $564 million for the third quarter of 2023.

FY 2023 Financial Guidance:

For the full year of 2023, MoneyLion expects:

●	Total revenues, net of approximately $420 to $425 million

●	Gross profit margin of 58% to 59%

●	Adjusted EBITDA of approximately $39 to $45 million

(1)	Adjusted EBITDA is a non-GAAP measure. Refer to the definition of Adjusted EBITDA in the discussion of non-GAAP financial measures and the accompanying reconciliation below.

Conference Call

MoneyLion will hold a conference call today at 8:30 a.m. ET to discuss its third quarter 2023 results. A live webcast will be available on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion third quarter 2023 earnings call.

Toll-free dial-in number: 1-877-502-7184

International dial-in number: 1-201-689-8875

Following the call, a replay and transcript will be available on the same website.

About MoneyLion

MoneyLion is a leader in consumer and enterprise financial technology powering the next generation of personalized products and content, with a top consumer finance app, a premier embedded finance platform for enterprise businesses and a world-class media arm. MoneyLion’s mission is to positively change people’s financial path by rewiring the financial system and empowering them with greater financial literacy and access. In our go-to money app for consumers, we deliver curated content on finance and related topics, through a tailored feed that engages people to learn and share. People take control of their money life with our innovative financial products and marketplace - including our full-fledged suite of features to save and invest - seamlessly bringing together the best offers and content from MoneyLion and our 1,000+ enterprise partner network, together in one experience. MoneyLion’s enterprise technology provides the definitive search engine and marketplace for financial products, enabling any company to add embedded finance to their business, with advanced AI-backed data and tools through our platform and API. Established in 2013, MoneyLion connects millions of people with the financial products and content they need, when and where they need it. MoneyLion was recently named a CNBC top global fintech company of 2023.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on Twitter.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things: factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control; MoneyLion’s ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform; MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties; demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel; MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion’s ability to achieve or maintain profitability in the future; intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate; risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties; MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting; MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and of MoneyLion’s publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities; and factors discussed in MoneyLion’s filings with the Securities and Exchange Commission. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Adjusted EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management historically used and uses Adjusted EBITDA for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes presenting Adjusted EBITDA provides relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of calculating Adjusted EBITDA may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of Adjusted EBITDA to assess its financial performance. MoneyLion management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining non-GAAP financial measures. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with MoneyLion’s GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, is set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

Definitions:

Gross Profit: Prepared in accordance with U.S. GAAP and calculated as follows:

	Three Months Ended September 30,
(in thousands)	2023	2022
Total revenue, net	$110,258	$88,748
Less:
Cost of Sales
Direct costs	(32,813)	(28,837)
Provision for credit losses on receivables - subscription receivables	(1,442)	(1,256)
Provision for credit losses on receivables - fees receivables	(2,628)	(2,553)
Technology related costs	(2,945)	(2,410)
Professional services	(1,402)	(1,665)
Compensation and benefits	(2,191)	(2,780)
Other operating expenses	(128)	(121)
Gross Profit	$66,709	$49,126

Adjusted EBITDA: A non-GAAP measure, defined as net income (loss) plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrant liability, change in fair value of subordinated convertible notes, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation and one-time expenses less origination financing cost of capital.

Total Customers: Defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace loan offer.

Total Products: Defined as the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, Instacash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace loan offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or Instacash advances or opened multiple products through our marketplace, it is only counted once for each product type.

Total Originations: Defined as the dollar volume of the secured personal loans originated and Instacash advances funded within the stated period. All originations were originated directly by MoneyLion.

Enterprise Partners: Composed of Product Partners and Channel Partners. Product Partners are the providers of the financial and non-financial products and services that we offer in our marketplaces, including financial institutions, financial service providers and other affiliate partners. Channel Partners are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

MONEYLION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Service and subscription revenue	$107,000	$86,397	$300,978	$238,366
Net interest income on loan receivables	3,258	2,351	9,490	7,436
Total revenue, net	110,258	88,748	310,468	245,802
Operating expenses
Provision for credit losses on consumer receivables	25,121	27,428	67,194	77,453
Compensation and benefits	23,511	25,619	70,491	74,160
Marketing	7,029	6,954	19,970	27,847
Direct costs	32,813	28,837	94,845	79,427
Professional services	4,968	7,546	14,485	21,486
Technology-related costs	5,891	5,327	17,540	15,241
Other operating expenses	9,824	11,209	30,038	31,820
Total operating expenses	109,157	112,920	314,563	327,434
Net income (loss) before other expense (income) and income taxes	1,101	(24,172)	(4,095)	(81,632)
Interest expense	(7,088)	(7,880)	(21,929)	(21,638)
Change in fair value of warrant liability	(81)	414	(68)	7,275
Change in fair value of contingent consideration from mergers and acquisitions	—	10,214	6,613	14,034
Goodwill impairment loss	—	—	(26,721)	—
Other income (expense)	2,358	460	5,264	(447)
Net loss before income taxes	(3,710)	(20,964)	(40,936)	(82,408)
Income tax expense (benefit)	400	53	114	(28,348)
Net loss	$(4,110)	$(21,017)	$(41,050)	$(54,060)

MONEYLION INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

	September 30,	December 31,
	2023	2022
Assets
Cash	$94,266	$115,864
Restricted cash, including amounts held by variable interest entities (VIEs) of $4,095 and $36,235	6,750	37,845
Consumer receivables	190,152	169,976
Allowance for credit losses on consumer receivables	(32,073)	(24,841)
Consumer receivables, net, including amounts held by VIEs of $124,924 and $113,963	158,079	145,135
Enterprise receivables, net	19,109	19,017
Property and equipment, net	2,111	2,976
Intangible assets, net	180,911	194,247
Goodwill	—	26,600
Other assets	51,030	54,658
Total assets	$512,256	$596,342
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Secured loans, net	$74,257	$88,617
Accounts payable and accrued liabilities	45,581	58,129
Warrant liability	405	337
Other debt, net, including amounts held by VIEs of $120,163 and $143,394	120,163	143,394
Other liabilities	15,870	33,496
Total liabilities	256,276	323,973
Commitments and contingencies
Redeemable convertible preferred stock (Series A), $0.0001 par value; 45,000,000 shares authorized as of September 30, 2023 and December 31, 2022, 0 and 25,655,579 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	173,208
Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 66,666,666 shares authorized as of September 30, 2023 and December 31, 2022, 10,314,235 and 10,281,902 issued and outstanding, respectively, as of September 30, 2023 and 8,619,678 and 8,587,345 issued and outstanding, respectively, as of December 31, 2022	1	1
Additional paid-in capital	964,203	766,839
Accumulated deficit	(698,524)	(657,979)
Treasury stock at cost, 32,333 shares at September 30, 2023 and December 31, 2022	(9,700)	(9,700)
Total stockholders’ equity	255,980	99,161
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$512,256	$596,342

MONEYLION, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(4,110)	$(21,017)	$(41,050)	$(54,060)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for losses on receivables	25,121	27,428	67,194	77,453
Depreciation and amortization expense	6,106	6,157	18,403	15,584
Change in deferred fees and costs, net	380	700	1,778	1,405
Change in fair value of warrants	81	(414)	68	(7,275)
Change in fair value of contingent consideration from mergers and acquisitions	—	(10,214)	(6,613)	(14,034)
Gains on foreign currency translation	—	(151)	(178)	(209)
Expenses related to debt modification and prepayments	—	—	—	730
Goodwill impairment loss	—	—	26,721	—
Stock compensation expense	5,702	5,127	16,657	13,643
Deferred income taxes	(17)	—	(510)	(28,442)
Changes in assets and liabilities, net of effects of business combination:
Accrued interest receivable	(166)	118	(404)	87
Enterprise receivables, net	2,144	(3,308)	(278)	(4,960)
Other assets	(733)	(6,084)	3,627	(9,104)
Accounts payable and accrued liabilities	2,771	2,270	(5,878)	3,113
Other liabilities	(1,207)	(998)	(5,422)	(3,827)
Net cash provided by (used in) operating activities	36,072	(386)	74,115	(9,896)
Cash flows from investing activities:
Net originations and collections of finance receivables	(26,448)	(24,612)	(79,280)	(76,559)
Purchase of property and equipment and software development	(1,527)	(3,452)	(4,202)	(6,464)
Acquisition of Engine, net of cash acquired	—	—	—	(18,584)
Settlement of contingent consideration related to mergers and acquisitions	—	—	(1,116)	—
Net cash used in investing activities	(27,975)	(28,064)	(84,598)	(101,607)
Cash flows from financing activities:
Repayments to secured/senior lenders	(10,000)	(1)	(15,000)	(24,029)
Fees related to debt prepayment	—	—	—	(375)
Net (repayments to) proceeds from special purpose vehicle credit facilities	—	—	(24,000)	10,000
Borrowings from secured lenders	—	—	—	69,300
Payment of deferred financing costs	—	—	(132)	(1,625)
Payments related to the automatic conversion of redeemable convertible preferred stock (Series A) in lieu of fractional shares of common stock and dividends on preferred stock	—	—	(3,007)	—
Proceeds (payments) related to issuance of common stock related to exercise of stock options and warrants, net of tax withholdings related to vesting of stock-based compensation	723	440	(59)	1,217
Other	22	—	(12)	—
Net cash (used in) provided by financing activities	(9,255)	439	(42,210)	54,488
Net change in cash and restricted cash	(1,158)	(28,011)	(52,693)	(57,015)
Cash and restricted cash, beginning of period	102,174	217,220	153,709	246,224
Cash and restricted cash, end of period	$101,016	$189,209	$101,016	$189,209

MONEYLION INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollar amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(4,110)	$(21,017)	$(41,050)	$(54,060)
Add back:
Interest related to corporate debt	3,191	2,896	10,226	6,937
Income tax (benefit) expense	400	53	114	(28,348)
Depreciation and amortization expense	6,106	6,157	18,403	15,584
Changes in fair value of warrant liability	81	(414)	68	(7,275)
Change in fair value of contingent consideration from mergers and acquisitions	-	(10,214)	(6,613)	(14,034)
Goodwill impairment loss	-	-	26,721	-
Stock-based compensation expense	5,702	5,127	16,657	13,643
One-time expenses	1,982	3,068	5,355	9,887
Adjusted EBITDA	$13,352	$(14,346)	$29,881	$(57,669)

Contacts

MoneyLion Investor Relations

ir@moneylion.com

MoneyLion Communications

pr@moneylion.com